UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	June 15, 2007

Torvec Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

New York	000-24455	16-1509512
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1169 Pittsford-Victor Rd, Bldg 3 Suite 125, Pittsford, New York		14534
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	585-248-0740

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

Effective June 15, 2007, the company assigned all of the rights, title and interest in a license agreement granted on November 28, 2000 by the Trustees of Dartmouth College to the company’s majority owned subsidiary, Ice Surface Development, Inc. ("Ice Surface") in exchange for an agreement by Ice Engineering, LLC ("Ice Engineering") to pay the shareholders of Ice Surface a royalty equal to 5% of the gross revenues generated by the license ("Assignment").

By virtue of the Assignment, the company will receive a 56% interest in each quarterly royalty payment generated by the commercialization of the ice technology in the motorized and nonmotorized land vehicle field covered by the assigned license agreement. The other shareholders of Ice Surface will divide the remaining 44% interest in each such quarterly royalty payment.

The company previously had written off certain of the acquisition costs associated with the ice technology license as an impairment in its consolidated financial statements for the year ended December 31, 2006.

The company also entered into a reimbursement agreement with Ice Engineering, pursuant to which Ice Engineering will reimburse the company for a portion of the acquisition and maintenance expenses paid by the company on behalf of Ice Surface over the approximately seven year period the ice technology license was held. Included in such expenses are minimum royalty payments and ongoing patent expenses paid to Dartmouth College.

Under the reimbursement agreement, the company will receive approximately $3.5 million, payable as follows:

$500,000……………………………paid on June 15, 2007
$300,000……………………………payable quarterly commencing March 1, 2008, - until entire obligation paid.

As a result of the Assignment, Ice Engineering has also assumed all of Ice Surface’s obligations under the license agreement effective on and after June 15, 2007. Unpaid, but accrued expenses payable to Dartmouth College under the license agreement amounting to approximately $52,000 through June 14, 2007 will be deducted from the first quarterly reimbursement paid to the company.

A final, definitive agreement between the company and Ice Engineering will be executed by both parties within the next 30 days and upon execution, will be filed as an exhibit to a forthcoming Form 8-K (Current Report).

In anticipation of the Assignment, the shareholders of Ice Surface adopted and approved a Plan of Liquidation and Dissolution on June 7, 2007. Pursuant to the Plan, all liabilities owed by Ice Surface to its former officers, approximating $1.5 million, are extinguished and therefore no longer will be treated as a liability on the company’s consolidated financial statements. Further, pursuant to the Plan, upon the Assignment and distribution of the 5% royalty interest to its shareholders, Ice Surface shall be dissolved.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Torvec Inc.

June 18, 2007	By:	James Y. Gleasman

Name: James Y. Gleasman
Title: CEO